UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
__________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2013

__________

Premier Exhibitions, Inc.
(Exact Name of Registrant as Specified in Charter)

Florida	000-24452	20-1424922
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3340 Peachtree Road, N.E., Suite 900, Atlanta, Georgia	30326
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code    (404) 842-2600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Sellers Capital LLC, on behalf of the Sellers Capital Master Fund, Ltd. ("the Fund"), informed Premier Exhibitions, Inc. (the “Company”) that on July 12, 2013, it distributed 4,856,152 shares of Premier stock to certain investors in the Fund redeeming their interests in the Fund as of June 30, 2013. The Fund had notified its investors earlier that the lockup on redemptions was being lifted and that any redemption would be paid in-kind with shares of Premier. The Fund's investors will continue to have the opportunity to redeem their interests at the end of each calendar quarter going forward subject to the advance notice requirements set forth in the Fund's governing documents. Sellers Capital has informed the Company that distributions will not be made between these distribution dates.

Seller Capital has also informed the Company that it filed yesterday a Form 13D/A and a Form 4 announcing the redemption of these shares. The shares distributed by the Fund will now be held directly by former Fund investors.  After the distributions, the Fund reports that it continues to own 16,856,472 shares of Premier Exhibitions, Inc. common stock or 34.2% of stock outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier Exhibitions, Inc.

By:  /s/ Michael J. Little
Michael J. Little
Chief Financial Officer and Chief Operating Officer

Date: July 17, 2013